Exhibit 5.2

                              Clifford Chance
                       Limited Liability Partnership
                                Droogbak 1A
                             1013 GE Amsterdam
                          Tel: 011-31-20-711-9000
                          Fax: 011-31-20-711-9999

                              30 November 2001

ABN AMRO Bank N.V.
Gustav Mahlerlaan 10
1082 PP  Amsterdam
The Netherlands



Dear Sirs,

          Issue by LaSalle Funding LLC of up to USD 2,500,000,000 of debt securities under Form F-3 Registration Statement guaranteed by ABN AMRO Bank N.V.

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We have acted as special legal counsel (advocaat) in The Netherlands for
ABN AMRO Bank N.V., Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the "Guarantor") for the purpose of rendering a legal opinion as to certain specific matters of Netherlands law in connection with the registration statement on Form S-3/F-3 of LaSalle Funding LLC (a limited liability company formed under the laws of the State of Delaware) (the "Issuer") and the Guarantor, filed with the US Securities and Exchange Commission (the "SEC") pursuant to the provisions of the Securities Act of 1933 as amended the "Securities Act"), registering up to USD 2,500,000,000 aggregate principal amount of the Issuer's debt securities (the "Notes") to be issued from time to time by the Issuer and guaranteed by the Guarantor. The registration statement in the form to which this opinion is filed as an exhibit and the related prospectus are hereinafter together referred to as the "Registration Statement" and the "Prospectus", respectively.

For the purpose of this opinion we have examined copies of the following executed documents:

i)       the Registration Statement;

ii)      the Prospectus; and

iii) the form of the indenture filed as an exhibit to the Registration Statement under which the Notes will be issued and the obligations under the Notes will be guaranteed (the "Indenture").
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as well as the following documents:

(a) a copy of a summary extract (beperkt uittreksel) dated 6 November 2000 from the Commercial Register of the Amsterdam Chamber of Commerce (the "Chamber") relating to the registration of the Guarantor under number 33002587 and confirmed to us by the Chamber by telephone on the time and date hereof to have remained unaltered since that date;

(b) a copy of the articles of association (statuten) of the Guarantor as they stand since their last amendment on 17 May 2001, which are the current articles of association of the Guarantor according to the extract referred to in (a) above (the "Articles of Association");

(c) a faxed copy of a power of attorney dated 29 November [DATE] 2001 executed by the Guarantor authorising any two of Thomas Bell, Kirk Flores, Thomas Heagy, Willie J. Miller, John Murphy, Anthony Pecora, Martin Penstein and Michael Piccatto (the "Attorneys") acting jointly, inter alia, to execute and file any of the documents mentioned therein and to do anything necessary or useful in the opinion of two Attorneys acting jointly on behalf of the Guarantor in relation to such documents (the "Power of Attorney"); and

(d) a faxed copy of an extract from the minutes of the meeting of the Managing Board of the Guarantor held on 11 September 2001 (the "Board Minutes").

In giving the opinion expressed below we have, with your permission, assumed:

(i) the due compliance with all matters (including, without limitation, the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, lodgements, registrations and notifications and the payment of stamp duties and other taxes) under any law other than that of The Netherlands as may relate to or be required in respect of the Indenture;

(ii) that any obligations under the Indenture which are to be performed in any jurisdiction outside
         The Netherlands will not be illegal or
         contrary to public policy under the laws of that jurisdiction;

(iii) the genuineness of all signatures on all documents or on the originals thereof, the authenticity and completeness of all documents submitted as originals and the conformity of copy, faxed or specimen documents to the originals thereof;

(iv) that under the laws of the State of New York, to which it is expressed to be subject, and under the laws of any other jurisdiction
         (other than The Netherlands):

         (a) the Indenture constitutes and will at all times constitute the valid and legally binding obligations of the Guarantor, enforceable in accordance with its terms;

         (b) the choice of the laws of the State of New York to govern the Indenture is a valid and binding selection;

         (c) the submission by the Guarantor to the non-exclusive jurisdiction of a New York Court (as defined below) in respect of any proceedings arising out of or in relation to the Indenture is valid and legally binding upon the Guarantor;
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

(v) that all parties (including the Guarantor) entered into the Indenture for bona fide commercial reasons and on arm's length terms;

(vi) that the Guarantor will comply with (i) its reporting obligations to the Dutch Central Bank (De Nederlandsche Bank N.V., "DNB") under the Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992, "ASCI") and (ii) all notification and registration requirements of DNB in connection with the issue of and all payments in respect of the Notes and the Indenture to or from non-residents of The Netherlands in accordance with the Reporting Instructions 2000 (Rapportagevoorschriften Buitenlands Betalingsverkeer 2000) issued by DNB pursuant to Article 7 of the External Financial Relations Act 1994 (Wet Financiele Betrekkingen Buitenland 1994), although a failure by the Guarantor to perform these formalities will not adversely affect the legality, validity or enforceability of the Indenture;

(vii) that the Indenture has been or will be (as the case may be) executed on behalf of the Guarantor by two Attorneys, acting jointly;

(viii) that the meeting of the Managing Board of the Guarantor held on 11 September 2001 (as referred to in the Board Minutes) was convened and conducted in accordance with the laws of The Netherlands and the Articles of Association;

(ix) that under the laws governing the existence and extent of the authorisation contained in the Power of Attorney towards third parties (as determined pursuant to the rules of the The Hague Convention on the Laws Applicable to Agency), if other than the laws of The Netherlands, the Power of Attorney authorises the relevant Attorneys to create binding obligations for the Guarantor towards the parties with whom such Attorneys act in the name of and on behalf of the Guarantor;

(x) that the Power of Attorney and the Board Minutes remain in full force and effect and unaltered, that all factual confirmations set out therein were true and accurate when given and remain true and accurate as at the date hereof, that none of the Guarantor's Managing Directors has a conflict of interest with the Guarantor in respect of the issue of the Notes and the execution of the Indenture that would preclude him from validly representing the Guarantor; and

(xi) that the execution of the Indenture and the performance of the transactions contemplated thereby are in the best corporate interest of the Guarantor and not prejudicial to its creditors (present and future).

The Indenture is expressed to be governed by the laws of the State of New York. As Dutch lawyers we are not qualified to assess the meaning and consequences of the terms of the Indenture under the laws of the State of New York and we have made no investigation into such laws as a basis for the opinion expressed hereinafter and do not express or imply any opinion thereon. Accordingly, our review of the Indenture has been limited to the terms of such document as it appears on the face thereof without reference to the laws of the State of New York. We express no opinion:

(i) as to any laws other than those of The Netherlands in force as at the date hereof as applied and interpreted according to present published case-law of The Netherlands courts, administrative rulings and notices of and communications with DNB and the Securities Board of The Netherlands (Stichting Toezicht Effectenverkeer, "STE") and authoritative literature;

(ii) that the future or continued performance of any of the Guarantor's obligations under or the consummation of the transactions contemplated by the Indenture will not contravene such laws, application or interpretation if altered in the future;

(iii)      on the tax laws of The Netherlands;

(iv)       on any matters relating to the issue and offering of the Notes; or

(v) save as expressly stated below, on international law, including (without limitation) the rules of or promulgated under or by any bi- or multi-lateral treaty or treaty organisation (unless implemented into Netherlands law) or on any anti-trust or competition laws.

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

Based upon and subject to the foregoing and to the further qualifications set out below and subject to any factual matters, documents or events not disclosed to us by the parties concerned, having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.      Corporate Status, Power and Capacity

1.2 The Guarantor is registered as: (i) a public limited liability company with limited liability (naamloze vennootschap), (ii) founded by Royal Decree no. 163 dated 29 March, 1824 and duly incorporated by deed of 7 February 1825 and (iii) validly existing under the laws of The Netherlands.

1.3     The Guarantor is licensed as a credit institution
        (kredietinstelling) under the ASCI and registered as such in the register as referred to in art. 52 of the ASCI.

1.4     The Guarantor has:

        (a) corporate power and corporate capacity to execute and deliver the Indenture, authorise the registration of the Registration Statement on its behalf and to undertake and perform the obligations expressed to be assumed by it in the Indenture; and

         (b) taken all internal corporate action required by the Articles of Association and by Dutch corporate law to approve, execute and deliver the Indenture.

2.     Indenture

When the Indenture is validly executed on behalf of the Guarantor, the Indenture (including the Guarantor's guarantee of the Notes) will constitute a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms.

3.     Choice of Law and Submission to Jurisdiction

The courts of The Netherlands will observe and give effect to the choice for the laws of the State of New York as the law governing the Indenture in any proceedings in relation to such document, but when applying the laws of the State of New York as the law governing the Indenture, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations ( the "Rome Convention"):

       - may give effect to the mandatory rules of law of another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to the Indenture (a limitation on the chosen law arising under article 7 (1) of the Rome Convention);

       - will apply the law of The Netherlands in a situation where it is mandatory irrespective of the law otherwise applicable to the Indenture (a limitation on the chosen laws arising under article 7 (2) of the Rome Convention);

       - may refuse to apply the laws of the State of New York if such application is manifestly incompatible with the public policy of The Netherlands (a limitation on the chosen laws arising under article 16 of the Rome Convention); and

       - shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention).

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

The submission by the Guarantor to the jurisdiction of the State or Federal Court in the Borough of Manhattan, City and State of New York (a "New York Court") in respect of any proceedings arising out of or in relation to the Indenture is valid and legally binding upon the Guarantor. Nevertheless, the president of a competent District Court (Arrondissementsrechtbank) in The Netherlands, in any matter where the plaintiff seeks provisional measures in summary proceedings (kort geding) or levy a prejudgement attachment, may assume jurisdiction notwithstanding a contractual submission to jurisdiction; the waiver by the Guarantor of any objection to the venue of a proceeding of a New York Court is legal, valid and binding.

The opinion expressed above is subject to the following qualifications:

A. the terms "enforceable", "enforceability", "legal", "valid", "binding" and "effective" (or any combination thereof) where used above mean that the obligations assumed by the relevant party under the relevant document are of a type which Netherlands law generally recognises and enforces; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of The Netherlands will in any event be subject to:

         (i) the degree to which the relevant obligations are enforceable under their governing law (if other than Netherlands law) and the availability of defences such as, without limitation, set-off (unless validly waived), force majeure, fraud, duress, misrepresentation, undue influence, error, abatement and counter-claim;

         (ii) the nature of the remedies available in the Netherlands courts (and nothing in this opinion must be taken as indicating that specific performance or injunctive relief would in all instances be available as remedies for the enforcement of such obligations); and

         (iii) the acceptance by such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere;

       in addition, our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, liquidation, reorganisation, moratorium and other similar laws of general application relating to or affecting generally the enforcement of creditors' rights and remedies from time to time in effect (including the doctrine of voidable preference within the meaning of Section 3:45 of the Netherlands Civil Code and/or section 42 et. seq. of the Netherlands Bankruptcy Code);

B. any enforcement of the Indenture in The Netherlands will be subject to the rules of civil procedure as applied by the courts of The Netherlands; such courts have powers to make an award in a foreign currency; enforcement of a judgement for a sum of money expressed in foreign currency against the Guarantor's assets located in The Netherlands would be executed, however, in terms of Netherlands currency and the applicable rate of exchange would be that prevailing on the date of payment; service of process for any proceedings before the courts of The Netherlands must be performed in accordance with Netherlands laws of civil procedure; as regards jurisdiction generally, the courts of The Netherlands have the power to stay proceedings if concurrent proceedings are being brought elsewhere; finally, the ability of any party to assume control over another party's proceedings before the courts of The Netherlands may be limited by Netherlands rules of civil procedure;

C. Netherlands substantive law does not have a concept or doctrine identical to the Anglo-American concept of "trust"; nevertheless any trust validly created under its governing law by the Indenture will be recognised by the courts of The Netherlands in accordance with, and subject to the limitations of, the rules of The Hague Convention on the Law Applicable to Trusts and on their Recognition;

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

D. any transfer of, or payment in respect of, Notes involving the government of any country which is currently the subject of United Nations, EU or NATO sanctions (an "Affected Country"), any person or body resident in, incorporated in or constituted under the laws of any Affected Country or exercising public functions in any Affected Country or any person or body controlled by any of the foregoing or by any person acting on behalf of any of the foregoing may be subject to restrictions pursuant to such sanctions as and to the extent implemented in or forming part of Netherlands law;

E. nothing in this opinion is to be read as a statement that all the procedures of US federal courts (such as, without limitation, the compulsion of witnesses by subpoena) will be available against the Guarantor;

F. we have not verified that the Guarantor is in compliance with its obligations under the ASCI, other than as stated in paragraph 1.2 above, nor have we verified that its execution of the Indenture or its performance of any of the transactions contemplated thereby do not breach or infringe the ASCI or any of the regulations, directives or guidelines issued pursuant to the ASCI and applicable to the Guarantor, and we express no opinion on such matters herein;

G. each power of attorney (volmacht) and mandate (lastgeving) (including, but not limited to, powers of attorney and mandates expressed to be irrevocable) granted and all appointments of agents made by the Guarantor, explicitly or by implication, will terminate by law and without notice upon the Guarantor's bankruptcy (faillissement), become ineffective upon ABN AMRO being in a situation which requires special measures in the interest of creditors under Chapter X of the WTK and, if the laws of The Netherlands are applicable, may be capable of being revoked by the Guarantor;

H. in issuing this opinion we do not assume any obligation to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

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

This opinion:

(a) expresses and describes Netherlands legal concepts in English and not in their original Dutch terms; consequently this opinion is issued and may only be relied upon on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of The Netherlands;

(b) speaks as of 10:50 a.m. hours Netherlands time on the date stated above;

(c) is addressed to you and is solely for your benefit and may not be relied upon by any other person;

(d) is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein (save as set out herein above);


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the prospectus. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.



Yours faithfully,



C.J. Kothe
Clifford Chance
Limited Liability Partnership



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